Exhibit 2(n)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the registration statement on Form N-2 of our report dated May 22, 2006, relating to the financial statements and financial highlights which appears in the March 31, 2006 Annual Report to Shareholders of The Topiary Fund for Benefit Plan Investors (BPI) LLC, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

New York, NY
July 25, 2006